                                                                    EXHIBIT 99.1

                              [Quanta Logo Omitted]

                                            Media Contact: Sabrena E. Tufts
                                                                    441.294.6377

                                            Investor Contact: Tobey J. Russ
                                                                    441.294.6370

FOR IMMEDIATE RELEASE

QUANTA CAPITAL HOLDINGS ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

HAMILTON, BERMUDA - JULY 21, 2005 - Quanta Capital Holdings Ltd. (NASDAQ: QNTA),
announced today that its Chief Financial Officer John S. Brittain, Jr. has decided to leave the Company. His decision to leave comes at a time when the
Company has successfully completed its start up phase where it benefited from
Mr. Brittain's broad public company and capital formation expertise. The Company thanks Mr. Brittain for his significant contributions during this crucial period and wishes him well in his future endeavors. The Company has commenced a search for a replacement. Effective immediately, Jonathan J. R. Dodd, Quanta's
Principal Accounting Officer has assumed the role of Interim Chief Financial
Officer. Mr. Dodd joined the Company in September 2003 and has 15 years of finance and insurance industry experience. Previously he served for approximately three years as director and the head of finance and operations for
Allianz Risk Transfer - North America. His prior experience includes management positions at Centre Solutions and KPMG.

About Quanta Capital Holdings Ltd.
Quanta Capital Holdings Ltd., a Bermuda holding company, provides specialty insurance, reinsurance, risk assessment and risk consulting products and services through its subsidiaries. Through operations in Bermuda, the United
Kingdom, Ireland and the United States, Quanta focuses on writing coverage for specialized classes of risk through a team of technically qualified underwriters. The company offers specialty insurance and reinsurance products that often require extensive technical underwriting skills, risk assessment resources and engineering expertise.